UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date Of Report (Date Of Earliest Event Reported): 2/8/05

                        American Campus Communities, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 001-32265

                    MD                                         760753089
      (State or Other Jurisdiction Of                       (I.R.S. Employer
      Incorporation or Organization)                      Identification No.)

                         805 Las Cimas Parkway Suite 400
                                Austin, TX 78746
          (Address of Principal Executive Offices, Including Zip Code)

                                  512-732-1000
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act(17CFR240.13e-4(c))

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                       Items to be Included in this Report


Item 2.01 - Completion of Acquisition or Disposition of Assets

      On February 7, 2005, American Campus Communities, Inc. announced the completion of the acquisition of four student housing communities located near the campuses of Florida State University, the University of Florida and Florida A&M University. The properties contain a total of 1,528 beds and were acquired for an aggregate purchase price of approximately $47.5 million, including the assumption of approximately $31.0 million of existing fixed-rate mortgage debt. The acquisition of a fifth property for an aggregate purchase price of approximately $6.0 million and assumption of approximately $4.4 million in existing fixed-rate mortgage debt is expected to close by the end of February 2005.

      The press release is furnished pursuant to Item 2.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.


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                                  Signature(s)

      Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                     American Campus Communities, Inc.


                                     By: /s/    Mark J. Hager
Date: February 8, 2005                   --------------------------------------
                                                Mark J. Hager
                                          Executive Vice President,
                                          Chief Financial and Accounting Officer
                                          and Treasurer




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                                  Exhibit Index

Exhibit No.    Description
-----------    -----------

  EX-99.1      Press Release Dated February 7, 2005